UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 2, 2006

STRUCTURED ASSET SECURITIES CORPORATION (as Depositor under the Trust Agreement, dated as of August 1, 2006, providing for the issuance of GreenPoint Mortgage Funding Trust Mortgage Pass-Through Certificates, Series 2006-AR4)

       GreenPoint Mortgage Funding Trust, Series 2006-AR4
(Issuing Entity)

         Structured Asset Securities Corporation
(Exact Name of Depositor as Specified in its Charter)

                    Lehman Brothers Holdings Inc.
(Exact Name of Sponsor as Specified in its Charter)

         Structured Asset Securities Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133985	74-2440850
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Seventh Avenue, 7th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 526-7000

                                            No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 6.02.  Change of Servicer or Trustee.

This Current Report on Form 8-K is being filed to disclose a servicing transfer from GreenPoint Mortgage Funding, Inc. (“GreenPoint”) to GMAC Mortgage Corporation (“GMACM”) for the mortgage loans serviced pursuant to the Flow Interim Servicing Agreement, dated as of April 10, 2006, by and between Lehman Capital, a Division of Lehman Brothers Holdings Inc. and GreenPoint, as reconstituted by the Reconstituted Servicing Agreement, dated as of August 1, 2006, by and between Lehman Brothers Holdings Inc. (“LBH”) and GreenPoint (the “Mortgage Loans”).

As of October 2, 2006, the Mortgage Loans are serviced by GMACM pursuant to the Securitization Servicing Agreement, dated as of August 1, 2006, by and among GMACM, as Servicer, LBH, as Seller, and Aurora Loan Services LLC, as Master Servicer, as described in the Prospectus Supplement dated August 30, 2006 (the “Prospectus Supplement”) to the Prospectus dated August 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET SECURITIES CORPORATION

By: /s/ Michael C. Hitzmann Name: Michael C. Hitzmann Title: Senior Vice President

Date: October 3, 2006